                                                                   EXHIBIT 10.65

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into as of February 28, 2004 between Thomas A. Beaver (the "EXECUTIVE") and Fairchild Semiconductor Corporation, a Delaware corporation (the "COMPANY").

          For ease of reference, this Agreement is divided into the following parts, which begin on the pages indicated:

PART 1-- TERM, DUTIES AND SCOPE, COMPENSATION AND BENEFITS DURING EMPLOYMENT (Sections 1-4, beginning on page 2)

           -    Salary

           -    EFIP Bonus

           -    DSUs

           -    Options and Other Equity Awards

           -    Other Benefits

PART 2-- COMPENSATION AND BENEFITS IN CASE OF ACTUAL OR CONSTRUCTIVE TERMINATION (Sections 5-6, beginning on page 4)

           -    Termination

PART 3-- COMPENSATION AND BENEFITS IN CASE OF A CHANGE IN CONTROL (Section 7, beginning on page 5)

PART 4-- CONFIDENTIALITY AND NON-DISCLOSURE, FORFEITURE, INTELLECTUAL PROPERTY, NON-COMPETITION AND NON-SOLICITATION, REMEDIES, SUCCESSORS, MISCELLANEOUS PROVISIONS, SIGNATURE PAGE
           (Sections 8-14, beginning on page 7)

           -    Confidentiality and Non-Disclosure

           -    Forfeiture in Case of Certain Events

           -    Non-Competition and Non-Solicitation

                                      TERMS

     For good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Company and the Executive, intending to be legally bound, agree as follows:

PART 1 TERM OF EMPLOYMENT, DUTIES AND SCOPE, COMPENSATION AND BENEFITS DURING EMPLOYMENT

SECTION 1. TERM OF AGREEMENT

(a) Term. Unless sooner terminated as provided in this Agreement, the term of this Agreement will begin on the effective date of this Agreement and will end on the second anniversary thereof (the "INITIAL TERM"). The term of this Agreement will be automatically extended for one or more successive one-year periods (each a "RENEWAL TERM") unless the Company or the Executive gives the other written notice of non-renewal at least six months before the end of the Initial Term or the applicable Renewal Term, provided that any such notice by the Company prior to the end of the Initial Term will constitute "Good Reason" hereunder. The Initial Term and any Renewal Term are collectively referred to as the "TERM."

(b) Termination of Employment or Resignation. Subject to the other terms of this Agreement, including those in Part 2, either the Company or the Executive may terminate the Executive's employment with the Company at any time and for any reason or no reason upon written notice to the other party.

SECTION 2. DUTIES AND SCOPE OF EMPLOYMENT

(a) Position. The Company will employ the Executive (or, if the Company is not the Executive's employer, the Company will cause its appropriate subsidiary to employ the Executive) during the Term in the position of Executive Vice President, Worldwide Sales and Marketing, reporting directly to the Chief Executive Officer. The Executive will be given duties, responsibilities and authorities that are appropriate to this position.

(b) Obligations. During the Term, the Executive will devote the Executive's full business efforts and time to the business and affairs of the Company as needed to carry out his duties and responsibilities. The foregoing shall not preclude the Executive from engaging in appropriate civic, charitable, religious or other non-profit activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, provided that those activities do not interfere or conflict with the Executive's duties or responsibilities to the Company.

SECTION 3. BASE COMPENSATION

During the Term, the Company will pay the Executive, as compensation for services, a base salary at the annual rate of at least $315,000. Salary increases will be considered after the first anniversary of this Agreement, or sooner in the discretion of the Chief Executive Officer, on a basis consistent with Company policies.

SECTION 4. OTHER BENEFITS AND COMPENSATION

(a) EFIP. During the Term the Executive will be enrolled in the Enhanced Fairchild Incentive Plan (EFIP), at a targeted participation level of 60%. With respect to the 2004 measurement period, the Company shall pay the Executive a minimum EFIP bonus equal to that which would be paid at the 100% target level assuming the Executive would have been employed for the entire measurement period (or $189,000), regardless of whether the Company achieves its 100% target goal for that period and regardless of whether other EFIP participants receive an EFIP bonus for such period. If the Company exceeds the 100% target goal for that period, additional payments may be made to the Executive in accordance with the plan. The Executive shall be solely responsible for all income and other taxes based on EFIP bonus payments, and the Company will make all appropriate withholdings relating to such taxes.

(b) DSUs. The Company shall grant the Executive 20,000 deferred stock units ("DSUS"), subject to the applicable Company plan governing such award and an award agreement under such plan not inconsistent with the terms of this paragraph. The grant date of this grant of deferred stock units will be on or about the effective date of this Agreement. This grant will vest in 25% increments on the first four anniversaries of the grant date. The Executive will be solely responsible for any taxes associated with the receipt, vesting, or delivery of shares or cash under, this grant, and the Company will make appropriate withholdings from any distributions of shares or cash thereunder.

(c) Options and Other Equity Awards. The Executive will be eligible to receive a grant of options to purchase up to 35,000 shares of the Common Stock of the Company's parent, Fairchild Semiconductor International, Inc., as part of the general grant of equity awards to officers and key employees of the Company in 2004, subject to the applicable Company plan governing such award and an award agreement under such plan not inconsistent with the terms of this paragraph, and subject, further, to the receipt of stockholder approval of amendments to such plan at the 2004 annual meeting of stockholders. This grant, if made, will vest in 25% increments on the first four anniversaries of the grant date. The Executive will be solely responsible for any taxes associated with the receipt, vesting, or delivery of shares or cash under this grant, and the Company will make appropriate withholdings from any distributions of shares or cash thereunder. In addition, the Executive will be eligible to receive grants of options, DSUs and other awards under and subject to the Company's Stock Plan and other equity compensation plans at times and levels consistent with the Executive's authority and responsibility under applicable Company policies and practices, subject to the receipt of stockholder approval as necessary. In the aggregate all such grants shall be made, or be subject to such terms, so that the Executive shall receive the benefit of full vesting upon his retirement upon or after attaining age 65. The Executive shall have up to five years, or the remainder of the term of the award grant, whichever is less, to exercise vested equity awards after the effective date of such retirement. All such grants shall be evidenced by customary award agreements under the applicable plans, containing terms not inconsistent with the terms of this paragraph.

(d) Sign-On Bonus. The Company shall pay the Executive a one-time recruitment bonus equal to $100,000 after the payment of income and other taxes based on the Executive's receipt of such bonus, which taxes shall be paid by the Company. Half of this bonus will be paid promptly following the effective date of this Agreement and the remainder will be paid promptly following September 1, 2004.

(e) Vacation. The Executive will be entitled to four weeks of vacation per year, accrued and taken in accordance with applicable Company policies.

(f) Relocation and Other Benefits. The Executive will be entitled to participate in all of the Company's other benefit plans in accordance with their eligibility and other terms and applicable Company policies as amended from time to time, including relocation, medical and dental insurance, vision care, supplemental life insurance, short- and long-term disability insurance, the Fairchild Semiconductor Personal Retirement and Savings (401(k)) Plan, and the Fairchild Semiconductor Employee Stock Purchase Plan.

PART 2 COMPENSATION AND BENEFITS IN CASE OF TERMINATION WITHOUT CAUSE OR FOR GOOD REASON

SECTION 5. TERMINATIONS AND RELATED DEFINITIONS

Part 2 of the Agreement, consisting of Sections 5 and 6, describes the benefits and compensation, if any, payable in case of certain terminations of employment.

In this Agreement,

(a) "CAUSE" means (1) a willful failure by the Executive to substantially perform the Executive's duties under this Agreement, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment, (2) a willful act by the Executive that constitutes gross misconduct and that is materially injurious to the Company, (3) a willful breach by the Executive of a material provision of this Agreement (including Sections 8 and 10) or (4) a material and willful violation of a federal or state law or regulation applicable to the business of the Company that is materially and demonstrably injurious to the Company, provided that no act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest; and provided, further, that, if the failure, act, breach or other basis for finding Cause under this Agreement is capable of being cured, then no finding of Cause shall be made unless the Executive has failed to cure such failure, act, breach or other basis within 30 days after receiving written notice thereof from the Company and

(b)  "GOOD REASON" means any of the following or as otherwise provided in this
     Agreement: (1) a reduction in the Executive's base salary other than as part of a broader executive pay reduction, (2) a reduction in the Executive's incentive compensation (EFIP) target other than as part of a broader executive reduction, (3) a material change in the employment benefits available to the Executive, if such change does not similarly affect all employees of the Company eligible for such benefits, or (4) a material reduction in the

     Executive's duties, responsibilities or authority, including but not limited to modifying the Executive's direct supervisor specified in Section 2(a) other than to include the Board of Directors or the Chairman of the Board of Directors.

SECTION 6. TERMINATION BY COMPANY WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

(a) Severance. If, during the Term, the Company terminates the Executive's employment for any reason other than Cause (including as a result of the Executive's death or disability), or if the Executive terminates his employment for Good Reason, then, provided the Executive (or his legal representative, if applicable) executes the release of claims described in
     Section 6(b), the Company will pay the Executive, in a lump sum or, at the Company's option, in installments over 12 months following the effective date of such termination, an amount equal to two times the Executive's base salary in effect on such termination date. The Executive will be responsible for all taxes relating to such payments and the Company will make all required withholdings of all such taxes. In addition, for a period of one year following such termination, the Company shall provide continued medical and dental insurance benefits, for the benefit of the Executive and his eligible dependents, on the same terms and conditions as available to executives of the Company in comparable positions (viewing the Executive for this purpose as if he had remained employed by the Company following such termination). At the time of such termination, the Company shall pay the Executive in cash for all accrued and unused vacation time.

(b) Release of Claims. As a condition to the receipt of the payments and benefits described in Section 6(a), the Executive (or his legal representative, if applicable) shall be required to execute a release of all claims arising out of the Executive's employment or the termination thereof, including any claim of discrimination under U.S. state or federal law or any non-U.S. law, but excluding claims for indemnification from the Company under any indemnification agreement with the Company, its certificate of incorporation or bylaws (or equivalent organizing instruments), or claims under applicable directors' and officers' insurance. If the Executive executes such a release, then the Company shall release the Executive from all claims arising out of the Executive's employment with the Company, other than any claims arising (before or after termination) under Sections 8 or 10 of this Agreement.

(c) Conditions to Receipt of Payments. Without limiting the Company's other rights or remedies in the even of the Executive's breach of any provision of this Agreement, the obligation of the Company to provide the payments described in this Section 6 shall cease if the Executive breaches any of the provisions of Section 8 or 10.

PART 3 COMPENSATION AND BENEFITS IN CASE OF A CHANGE IN CONTROL

SECTION 7. CHANGE IN CONTROL

(a) Payment. In the event of a Change in Control, if the Executive's employment is terminated by the Company other than for Cause (including as a result of the Executive's death or disability), or by the Executive for Good Reason, in either case within the time period beginning six months before the Change in Control and ending 12 months after the Change in Control, the cash payment under
     Section 6(a) will be paid in a lump sum within 14 days after the date of such termination. Any obligation of the Company under this Section 7 will survive any termination of this Agreement.

(b) Definition. A "CHANGE IN CONTROL" means the happening of any of the following events (for purposes of this Section 7 only, the "COMPANY" means Fairchild Semiconductor International, Inc., a Delaware corporation, and not any of its subsidiaries):

     (1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (any of which, a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then-outstanding shares of common stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); excluding, however, the following: (A) Any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) Any acquisition by the Company, (C) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) Any acquisition pursuant to a transaction which complies with clauses (i), (ii) and
          (ii) of Section 7(b)(3); or

     (2) A change in the composition of the board of directors of the Company (the "BOARD") such that the individuals who, as of the effective date of this Agreement, constitute the Board (such Board shall be hereinafter referred to as the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the effective date of this Agreement, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

     (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("CORPORATE TRANSACTION"); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
          (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

     (4) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

PART 4 CONFIDENTIALITY AND NON-DISCLOSURE, FORFEITURE, INTELLECTUAL PROPERTY, NON-COMPETITION AND NON-SOLICITATION, REMEDIES, SUCCESSORS, MISCELLANEOUS PROVISIONS, SIGNATURE PAGE

SECTION 8. CONFIDENTIAL INFORMATION

(a) Acknowledgement. The Company and the Executive acknowledge that the services to be performed by the Executive under this Agreement are unique and extraordinary and that, as a result of the Executive's employment, the Executive will be in a relationship of confidence and trust with the Company and will come into possession of Confidential Information (as defined below) that is (1) owned or controlled by the Company, (2) in the possession of the Company and belonging to third parties or (3) conceived, originated, discovered or developed, in whole or in part, by the Executive. "CONFIDENTIAL INFORMATION" means trade secrets and other confidential or proprietary business, technical, personnel or financial information, whether or not the Executive's work product, in written, graphic, oral or other tangible or intangible forms, including specifications, samples, records, data, computer programs, drawings, diagrams, models, customer names, ID's or e-mail addresses, business or marketing plans, studies, analyses, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes. Any Confidential Information that is not readily available to the public shall be considered to be a trade secret and confidential and proprietary, even if it is not specifically marked as such, unless the Company advises the Executive otherwise in writing.

(b) Nondisclosure. The Executive agrees that the Executive will not, without the prior written consent of the Company, directly or indirectly, use or disclose Confidential Information to any person, during or after the Executive's employment, except as may be necessary in the ordinary course of performing the Executive's duties under this Agreement. The Executive will keep the Confidential Information in strictest confidence and trust. This Section 8(b) shall apply indefinitely, both during and after the Term.

(c) Surrender Upon Termination. The Executive agrees that in the event of the termination of the Executive's employment for any reason, whether before or after the Term, the Executive will immediately deliver to the Company all property belonging to the Company, including documents and materials of any nature pertaining to the Executive's work with the Company, and will not take with the Executive any documents or materials of any description, or any reproduction thereof of any description, containing or pertaining to any Confidential Information. It is understood that the Executive is free to use information that is in the public domain, but not as a result of a breach of this Agreement.

(d) Forfeiture in Certain Events. The Company may, in its sole discretion, in the event of serious misconduct by the Executive (including any misconduct prejudicial to or in conflict with the Company or its subsidiaries, any breach by the Executive of Sections 8 or 10 of this Agreement or any termination of employment of the Executive for Cause), (A) cancel any outstanding award of stock options, restricted stock, deferred stock units or other award granted to the Executive under a Company plan or otherwise (an "AWARD"), in whole or in part, whether or not vested or deferred, or
     (B) following the exercise or payment of an Award, within a period of time specified by the Company, require the Executive to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Company, which may provide for an offset to any future payments owed by the Company or any subsidiary to the Executive if necessary to satisfy the repayment obligation. Any determination of whether the Executive has engaged in a serious breach of conduct or, if applicable, any activity in competition with the business of the Company or any subsidiary, will be determined by the Company in good faith and in its sole discretion. This Section 8(d) shall apply during and following the Term of this Agreement, but shall have no application following a Change in Control.

SECTION 9. ASSIGNMENT OF RIGHTS OF INTELLECTUAL PROPERTY

The Executive will promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive's full right, title and interest in and to all Intellectual Property. The Executive will execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company and its affiliates to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. "INTELLECTUAL PROPERTY" means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal businesses hours or on or off Company premises) during the Executive's employment that relate to any business, venture or activity being conducted or proposed to be conducted by the Company or its subsidiaries at any time during the term of the Executive's employment with the Company.

SECTION 10. RESTRICTIONS ON ACTIVITIES OF THE EXECUTIVE

(a) Acknowledgments. The Executive agrees that he is being employed under this Agreement in a key management capacity with the Company, that the Company is engaged in a highly competitive business and that the success of the Company's business in the marketplace depends upon its goodwill and reputation for quality and dependability. The Executive further agrees that reasonable limits may be placed on his ability to compete against the Company and its affiliates as provided in this Agreement so as to protect and preserve their legitimate business interests and goodwill.

(b)  Agreement Not to Compete or Solicit.

     (1) During the Non-Competition Period (as defined below), the Executive will not engage or participate in, directly or indirectly, as principal, agent, employee, corporation, consultant, investor or partner, or assist in the management of, any business which is Competitive with the Company (as defined below).

     (2) During the Non-Competition Period, the Executive will not, directly or indirectly, through any other entity, hire or attempt to hire, any officer, director, consultant, executive or employee of the Company or any of its affiliates during his or her engagement with the Company or such affiliate. During the Non-Competition Period, the Executive will not call upon, solicit, divert or attempt to solicit or divert from the Company or any of its affiliates any of their customers or suppliers or potential customers or suppliers of whose names he was aware during his term of employment (other than customers or suppliers or potential customers or suppliers contacted by the Executive solely in connection with a business that is not Competitive with the Company).

     (3) The "NON-COMPETITION PERIOD" means the period during which Executive is employed by the Company and the following 12 months.

     (4) A business shall be considered "COMPETITIVE WITH THE COMPANY" if it is engaged in any business, venture or activity in the Restricted Area (as defined below) which competes or plans to compete with any business, venture or activity being conducted or actively and specifically planned to be conducted within the Non-Competition Period (as evidence by the Company's internal written business plans or memoranda) by the Company, or any group, division or affiliate of the Company, at the date the Executive's employment under this Agreement is terminated.

     (5) The "RESTRICTED AREA" means the United States of America and any other country where the Company, or any group, division or affiliate of the Company, is conducting, or has proposed to conduct within the Non-Competition Period (as evidenced by the Company's internal written business plans or memoranda), any business, venture or activity, at the date the Executive's employment under this Agreement is terminated.

     (6) Notwithstanding the provisions of this Section 10, the parties agree that (A) ownership of not more than three percent (3%) of the voting stock of any publicly held corporation shall not, of itself, constitute a violation of this Section 10 and (B) working as an employee of an entity that has a stand-alone division or business unit which is Competitive with the Company shall not, of itself, constitute a violation of this Section 10 if the Executive is not, in any way (directly or indirectly, as principal, agent, employee, corporation, consultant, advisor, investor or partner), responsible for, compensated with respect to, or involved in the activities of such stand-alone division or business unit and does not (directly or indirectly) provide information or assistance to such stand-alone division or business unit.

SECTION 11. REMEDIES

It is specifically understood and agreed that any breach of the provisions of
Section 8 or 10 of this Agreement would likely result in irreparable injury to the Company and that the remedy at law alone would be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Executive and to obtain both temporary and permanent injunctive relief without the necessity of proving actual damages.

SECTION 12. SEVERABLE PROVISIONS

The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration of scope thereof, the parties hereby agree that such court, in making such determination, shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable and that this Agreement in its reduced form shall be valid and enforceable to the fullest extent permitted by law.

SECTION 13. SUCCESSORS

(a) Company's Successors. The Company will require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business or assets, by an agreement in substance and form satisfactory to the Executive, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. The Company's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Executive to all of the compensation and benefits to which the Executive would have been entitled under this Agreement if the Company had terminated the Executive's employment for any reason other than Cause, on the date when such succession becomes effective. For all purposes under this Agreement, except as otherwise provided in this Agreement, the term "Company" shall include any successor to the Company's business or assets that executes and delivers the assumption agreement described in this
     Section 13(a), or that becomes bound by this Agreement by operation of law.

(b) Executive's Successors. This Agreement and all rights of the Executive under this Agreement shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

SECTION 14. GENERAL PROVISIONS

(a) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(b) Whole Agreement; Interpretation. No agreements, representations or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. The reference table on the first page and the headings in this Agreement are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The word "or" is used in its non-exclusive sense. Unless otherwise stated, the word "including" should be read to mean "including without limitation" and does not limit the preceding words or terms. All references to "Sections" or other provisions in this Agreement are to the corresponding Sections or provisions in this Agreement. All words in this Agreement will be construed to be of such gender or number as the circumstances require.

(c) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, mailed by U.S. registered or certified mail, return receipt requested, or sent by a documented overnight courier service. In the case of the Executive, mailed notices shall be addressed to the Executive at the home address maintained in the Company's records. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Executive Officer.

(d) Setoff. The Company may set off against any payments owed to the Executive under this Agreement any debt or obligation of the Executive owed to the Company.

(e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maine, irrespective of Maine's choice-of-law principles.

(f) Arbitration. Except as otherwise provided with respect to the enforcement of Sections 8 and 10, any dispute or controversy arising out of the Executive's employment or the termination thereof, including any claim of discrimination under U.S. (state or federal) or non-U.S. law, shall be settled exclusively by arbitration in Portland, Maine, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

(g) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 14(g) shall be void.

(h) Limitation of Remedies. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, including under the severance policies of the Company or any subsidiary.

(i) Taxes. Except where specified in this Agreement as "tax protected," all payments made pursuant to this Agreement shall be subject to withholding of applicable taxes.

(j) Discharge of Responsibility. The payments under this Agreement, when made in accordance with the terms of this Agreement, shall fully discharge all responsibilities of the Company to the Executive that existed at the time of termination of the Executive's employment.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first written above. The Executive has consulted, or has had the opportunity to consult, with counsel (who is other than the Company's counsel) prior to execution of this Agreement.

                                        EXECUTIVE


                                        /s/ Thomas A. Beaver
                                        ----------------------------------------
                                        Thomas A. Beaver


                                        FAIRCHILD SEMICONDUCTOR CORPORATION


                                        By /s/ Kirk Pond
                                           -------------------------------------
                                        Its Chief Executive Officer